UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 1, 2006

GENIUS PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Lomas Santa Fe, Suite 210

Solana Beach, California 92075

(Address of Principal Executive Offices) (Zip Code)

(858) 793-8840

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective February 1, 2006, Shawn Howie the Chief Financial Officer of Genius Products, Inc. (the “Company”) has resigned.

(c) Effective February 1, 2006, the Company hired John Mueller to fill the position of Chief Financial Officer.

Mr. Mueller is 43 years old. An investment banker focusing on the entertainment and media industry for over 10 years, Mr. Mueller joins the Company from Jefferies & Company, Inc., where he served as Senior Vice President of Media and Entertainment Investment Banking in New York. Prior to Jefferies, Mr. Mueller worked for Credit Suisse First Boston in New York and SG Cowen in Los Angeles advising entertainment and media companies from a broad range of sectors including filmed entertainment, video games and Internet media. Mr. Mueller began his career in corporate finance at Kimberly-Clark Corporation, a Fortune 500 consumer packaged goods company.

During Mr. Mueller’s tenure at Jefferies & Co., Inc., the Company retained the services of Jefferies & Co., Inc. to act as financial advisor to the Company in various financing matters

A copy of the press release announcing the employment of Mr. Mueller as Chief Financial Officer is attached as an exhibit hereto

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
99.1	Press release announcing the employment of John Mueller as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: February 7, 2006	By:	/s/ Trevor Drinkwater
Trevor Drinkwater Chief Executive Officer

Index to Exhibits

Exhibit	Description

99.1	Press release announcing the employment of John Mueller as Chief Financial Officer.